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                                                                     EXHIBIT 5.1


                        [Rogers & Hardin LLP Letterhead]


                                  July 3, 2003



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

           Re: Verso Technologies, Inc.
               Registration Statement on Form S-4
               Registration No. 333-

Ladies and Gentlemen:

        We have acted as counsel to Verso Technologies, Inc., a Minnesota corporation (the "Company"), in connection with the filing by the Company of a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") registering under the Securities Act of 1933, as amended (the "Act"), 18,280,000 shares (the "Shares") of the Company's common stock, $.01 par value per share (the "Common Stock"), issuable in connection with the proposed merger (the "Merger") of Mickey Acquiring Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("Merger Sub"), with and into MCK Communications, Inc., a Delaware corporation ("MCK Communications"), pursuant to that certain Agreement and Plan of Merger dated as of April 21, 2003, and amended by the First Amendment thereto dated as of April 21, 2003, by and among the Company, Merger Sub and MCK Communications, and as further amended by the Second Amendment thereto dated as of June 13, 2003, by and among the Company, Merger Sub and MCK Communications (as so amended, the "Merger Agreement").

        The opinion hereinafter set forth is given pursuant to Item 21 of Form S-4 and Item 601 of Regulation S-K. Such opinion is given solely for the benefit of the Commission and may be relied upon only by the Commission in connection with the Registration Statement and may not be used, circulated, quoted or referred to by or filed with any other person or entity, including any other governmental unit or agency, without first obtaining the express written consent of this firm; provided, however, that the shareholders of MCK Communications entitled to vote on the Merger and the Merger Agreement may rely on this opinion in deciding how to cast such vote.

        In giving the opinion hereinafter set forth, we have examined and relied upon, among other things: (i) the Merger Agreement; (ii) the Company's restated Articles of Incorporation, as amended, incorporated by reference as an exhibit to the Registration Statement; (iii) the Company's Bylaws, as amended, incorporated by reference as an exhibit to the Registration Statement; and (iv) originals or copies, certified or otherwise identified to our satisfaction, of such other agreements, documents, instruments and records as we have deemed necessary or appropriate under the circumstances for us to express the opinion hereinafter set forth. As to various factual matters that are material to our opinion, we have relied upon certificates of
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Securities and Exchange Commission
July 3, 2003
Page 2

officers of the Company and certificates and orders of various public officials. In making the foregoing examinations, we assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the authority of the person or persons who executed each of such documents on behalf of any person or entity other than the Company, the correctness and accuracy of all certificates of officers of the Company and the correctness and accuracy of all certificates and orders of various public officials. We have also made such investigations of law as we have deemed appropriate.

        In rendering this opinion we have also assumed that prior to the issuance of any of the Shares: (i) the Registration Statement, as then amended, will have become effective under the Act; (ii) the common shareholders of MCK Communications will have approved and adopted the Merger Agreement and the Merger; and (iii) the transactions contemplated by the Merger Agreement are consummated in accordance with the Merger Agreement. In addition, we have assumed that the substantive laws of the State of Minnesota are identical to the substantive laws of the State of Georgia in all respects relevant hereto.

        On the basis of the foregoing, we are of the opinion that the Shares, when issued and delivered in accordance with the terms and conditions of the Merger Agreement, will be validly issued, fully paid and non-assessable.

        Our conclusions are limited to the matters expressly set forth as our "opinion" in the immediately preceding paragraph, and no opinion is implied or to be inferred beyond the matters expressly so stated. Such opinion is given as of the date hereof, and we expressly decline any undertaking to revise or update such opinion subsequent to the date hereof or to advise the Commission of any matter arising subsequent to the date hereof that would cause us to modify, in whole or in part, such opinion.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                                   Very truly yours,


                                                   /s/ Rogers & Hardin
                                                   ROGERS & HARDIN